Exhibit 7

Excerpt: Statement of Condition	Board of Governors of the Federal Reserve System
OMB Number: 7100-0036
Federal Deposit Insurance Corporation
OMB Number: 3064-0052
Office of the Comptroller of the Currency
OMB Number: 1557-0081
Federal Financial Institutions Examination Council	Expires March 31, 2010

1
Consolidated Reports of Condition and Income for
A Bank With Domestic Offices Only—FFIEC 041
Report at the close of business March 31, 2008
This report is required by law: 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).
This report form is to be filed by banks with domestic offices only. Banks with foreign offices (as defined in the instructions) must file FFIEC 031.
NOTE: Each bank’s board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.
I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
/s/ Foy B. Hester

Signature of Chief Financial Officer (or Equivalent)
4/29/08

Date of Signature
We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.
/s/ Daniel R. O’Neil

Director (Trustee)
/s/ Gary Vaughn

Director (Trustee)
/s/ Illegible

Director (Trustee)
Submission of Reports
Each bank must prepare its Reports of Condition and Income (Call Report) data by either:
(a)	Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or

(b)	Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank’s data file to the CDR.
For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (301) 495-7864, or by e-mail at CDR.Help@ffiec.gov.

FDIC Certificate Number	26732
(RSSD 9050)
To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.
The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount.
Deutsche Bank National Trust Company

Legal Title of Bank (RSSD 9017)
Los Angeles

City (RSSD 9130)

CA	90071-3109

State Abbrev. (RSSD 9200)	Zip Code (RSSD 9220)
Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

Schedule RC 14
Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for March 31, 2008
All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
Schedule RC — Balance Sheet

	Dollar Amounts in Thousands		Bil	Mil	Thou

ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin (1)	RCON0081			271	1.a.
	b. Interest-bearing balances (2)	RCON0071			45,838	1.b.
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)	RCON1754			0	2.a.
	b. Available-for-sale securities (from Schedule RC-B, column D)	RCON1773			92,425	2.b.
3.	Federal funds sold and securities purchased under agreements to resell:
	a. Federal funds sold	RCONB987			0	3.a.
	b. Securities purchased under agreements to resell (3)	RCONB989			0	3.b.
4.	Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale	RCON5369			0	4.a.
	b. Loans and leases, net of unearned income	RCONB528			0	4.b.
	c. LESS: Allowance for loan and lease losses	RCON3123			0	4.c.
	d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCONB529			0	4.d.
5.	Trading assets (from Schedule RC-D)	RCON3545			0	5.
6.	Premises and fixed assets (including capitalized leases)	RCON2145			2,761	6.
7.	Other real estate owned (from Schedule RC-M)	RCON2150			0	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	RCON2130			0	8.
9.	Not applicable
10.	Intangible assets:
	a. Goodwill	RCON3163			0	10.a.
	b. Other intangible assets (from Schedule RC-M)	RCON0426			0	10.b.
11.	Other assets (from Schedule RC-F)	RCON2160			40,500	11.
12.	Total assets (sum of items 1 through 11)	RCON2170			181,795	12.

(1)	Includes cash items in process of collection and unposted debits.

(2)	Includes time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements, regardless of maturity.

Schedule RC 15
Schedule RC — Continued

	Dollar Amounts in Thousands		Bil	Mil	Thou

LIABILITIES
13.	Deposits:
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON2200			0	13.a.
	(1) Noninterest-bearing (1)	RCON6631			0	13.a.(1)
	(2) Interest-bearing	RCON6636			0	13.a.(2)
	b. Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a. Federal funds purchased (2)	RCONB993			0	14.a.
	b. Securities sold under agreements to repurchase (3)	RCONB995			0	14.b.
15.	Trading liabilities (from Schedule RC-D)	RCON3548			0	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON3190			0	16.
17.	Not applicable
18.	Not applicable
19.	Subordinated notes and debentures (4)	RCON3200			0	19.
20.	Other liabilities (from Schedule RC-G)	RCON2930			37,008	20.
21.	Total liabilities (sum of items 13 through 20)	RCON2948			37,008	21.
22.	Minority interest in consolidated subsidiaries	RCON3000			0	22.
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus	RCON3838			0	23.
24.	Common stock	RCON3230			50,000	24.
25.	Surplus (exclude all surplus related to preferred stock)	RCON3839			50,093	25.
26.
	a. Retained earnings	RCON3632			44,355	26.a.
	b. Accumulated other comprehensive income (5)	RCONB530			339	26.b.
27.	Other equity capital components (6)	RCONA130			0	27.
28.	Total equity capital (sum of items 23 through 27)	RCON3210			144,787	28.
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	RCON3300			181,795	29.

Memorandum To be reported with the March Report of Condition.

					Number

1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2007	RCON6724			2	M.1.
1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2	=	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3	=	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4	=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5	=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6	=	Review of the bank’s financial statements by external auditors

7	=	Compilation of the bank’s financial statements by external auditors

8	=	Other audit procedures (excluding tax preparation work)

9	=	No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(3)	Includes all securities repurchase agreements, regardless of maturity.

(4)	Includes limited-life preferred stock and related surplus.

(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Schedule RCA 16
Schedule RC-A — Cash and Balances Due From Depository Institutions
Schedule RC-A is to be completed only by banks with $300 million or more in total assets.

Exclude assets held for trading.

	Dollar Amounts in Thousands		Bil	Mil	Thou

1.	Cash items in process of collection, unposted debits, and currency and coin:
	a. Cash items in process of collection and unposted debits	RCON0020			N/A	1.a.
	b. Currency and coin	RCON0080			N/A	1.b.
2.	Balances due from depository institutions in the U.S:
	a. U.S. branches and agencies of foreign banks	RCON0083			N/A	2.a.
	b. Other commercial banks in the U.S. and other depository institutions in the U.S.	RCON0085			N/A	2.b.
3.	Balances due from banks in foreign countries and foreign central banks:
	a. Foreign branches of other U.S. banks	RCON0073			N/A	3.a.
	b. Other banks in foreign countries and foreign central banks	RCON0074			N/A	3.b.
4.	Balances due from Federal Reserve Banks	RCON0090			N/A	4.
5.	Total (sum of items 1 through 4) (must equal Schedule RC, sum of items 1.a and 1.b)	RCON0010			N/A	5.

Schedule RCB 17
Schedule RC-B — Securities
Exclude assets held for trading.

		(Column A)	(Column B)	(Column C)	(Column D)
		Held-to-maturity	Held-to-maturity	Available-for-	Available-for-
	Dollar Amounts in Thousands	Amortized Cost	Fair Value	sale Amortized Cost	sale Fair Value

1.	U.S. Treasury securities	RCON0211	RCON0213	RCON1286	RCON1287
		0	0	598	599	1.
2.	U.S. Government agency obligations (exclude mortgage- backed securities):
	a. Issued by U.S. Government agencies (1)	RCON1289	RCON1290	RCON1291	RCON1293
		0	0	90,478	91,063	2.a.
	b. Issued by U.S. Government-sponsored agencies (2)	RCON1294	RCON1295	RCON1297	RCON1298
		0	0	0	0	2.b.
3.	Securities issued by states and political subdivisions in the U.S.	RCON8496	RCON8497	RCON8498	RCON8499
		0	0	0	0	3.
4.	Mortgage-backed securities (MBS):
	a. Pass-through securities:
	(1) Guaranteed by GNMA	RCON1698	RCON1699	RCON1701	RCON1702
		0	0	0	0	4.a.(1)
	(2) Issued by FNMA and FHLMC	RCON1703	RCON1705	RCON1706	RCON1707
		0	0	0	0	4.a.(2)
	(3) Other pass-through securities	RCON1709	RCON1710	RCON1711	RCON1713
		0	0	0	0	4.a.(3)
	b. Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS):
	(1) Issued or guaranteed by FNMA, FHLMC, or GNMA	RCON1714	RCON1715	RCON1716	RCON1717
		0	0	0	0	4.b.(1)
	(2) Collateralized by MBS issued or guaranteed by FNMA, FHLMC, or GNMA	RCON1718	RCON1719	RCON1731	RCON1732
		0	0	0	0	4.b.(2)
	(3) All other mortgage-backed securities	RCON1733	RCON1734	RCON1735	RCON1736
		0	0	0	0	4.b.(3)
5.	Asset-backed securities (ABS)	RCONC026	RCONC988	RCONC989	RCONC027
		0	0	0	0	5.
6.	Other debt securities:
	a. Other domestic debt securities	RCON1737	RCON1738	RCON1739	RCON1741
		0	0	0	0	6.a.
	b. Foreign debt securities	RCON1742	RCON1743	RCON1744	RCON1746
		0	0	0	0	6.b.
7.	Investments in mutual funds and other equity securities with readily determinable fair values (3)			RCONA510	RCONA511
				763	763	7.
8.	Total (sum of items 1 through 7) (total of column A must equal Schedule RC, item 2.a) (total of column D must equal Schedule RC, item 2.b.)	RCON1754	RCON1771	RCON1772	RCON1773
		0	0	91,839	92,425	8.

(1)	Includes Small Business Administration “Guaranteed Loan Pool Certificates,” U.S. Maritime Administration obligations, and Export-Import Bank participation certificates.

(2)	Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

(3)	Report Federal Reserve stock, Federal Home Loan Bank stock, and bankers’ bank stock in Schedule RC-F, item 4.

Schedule RCB 18
Schedule RC-B — Continued
Memoranda

	Dollar Amounts in Thousands		Bil	Mil	Thou

1.	Pledged securities (1)	RCON0416			599	M.1.
2.	Maturity and repricing data for debt securities (excluding those in nonaccrual status): (1) (2)

a. Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political subdivisions in the U.S.; other non-mortgage debt securities; and mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of: (3) (4)

	(1) Three months or less	RCONA549			15,620	M.2.a.(1)
	(2) Over three months through 12 months	RCONA550			40,340	M.2.a.(2)
	(3) Over one year through three years	RCONA551			35,702	M.2.a.(3)
	(4) Over three years through five years	RCONA552			0	M.2.a.(4)
	(5) Over five years through 15 years	RCONA553			0	M.2.a.(5)
	(6) Over 15 years	RCONA554			0	M.2.a.(6)
	b. Mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of: (3) (5)
	(1) Three months or less	RCONA555			0	M.2.b.(1)
	(2) Over three months through 12 months	RCONA556			0	M.2.b.(2)
	(3) Over one year through three years	RCONA557			0	M.2.b.(3)
	(4) Over three years through five years	RCONA558			0	M.2.b.(4)
	(5) Over five years through 15 years	RCONA559			0	M.2.b.(5)
	(6) Over 15 years	RCONA560			0	M.2.b.(6)
	c. Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS; exclude mortgage pass-through securities) with an expected average life of: (6)
	(1) Three years or less	RCONA561			0	M.2.c.(1)
	(2) Over three years	RCONA562			0	M.2.c.(2)
	d. Debt securities with a REMAINING MATURITY of one year or less (included in Memorandum items 2.a through 2.c above)	RCONA248			55,960	M.2.d.
3.	Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date (report the amortized cost at date of sale or transfer)	RCON1778			0	M.3.
4.	Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, 5, and 6):
	a. Amortized cost	RCON8782			0	M.4.a.
	b. Fair value	RCON8783			0	M.4.b.

(1)	Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.

(2)	Exclude investments in mutual funds and other equity securities with readily determinable fair values.

(3)	Report fixed rate debt securities by remaining maturity and floating rate debt securities by next repricing date.

(4)	Sum of Memorandum items 2.a.(1) through 2.a.(6) plus any nonaccrual debt securities in the categories of debt securities reported in Memorandum item 2.a that are included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, sum of items 1, 2, 3, 5, and 6, columns A and D, plus mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

(5)	Sum of Memorandum items 2.b.(1) through 2.b.(6) plus any nonaccrual mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.a, sum of columns A and D, less the amount of mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

(6)	Sum of Memorandum items 2.c.(1) and 2.c.(2) plus any nonaccrual “Other mortgage-backed securities” included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.b, sum of columns A and D.

Schedule RCB 19
Schedule RC-B — Continued
Memoranda (continued)

		(Column A)	(Column B)	(Column C)	(Column D)
		Held-to-maturity	Held-to-maturity	Available-for-	Available-for-
	Dollar Amounts in Thousands	Amortized Cost	Fair Value	sale Amortized Cost	sale Fair Value

Memorandum items 5.a through 5.f are to be completed by banks with $1 billion or more in total assets. (1)
5.	Asset-backed securities (ABS) (for each column, sum of Memorandum items 5.a through 5.f must equal Schedule RC-B, item 5):
	a. Credit card receivables	RCONB838	RCONB839	RCONB840	RCONB841
		N/A	N/A	N/A	N/A	M.5.a.
	b. Home equity lines	RCONB842	RCONB843	RCONB844	RCONB845
		N/A	N/A	N/A	N/A	M.5.b.
	c. Automobile loans	RCONB846	RCONB847	RCONB848	RCONB849
		N/A	N/A	N/A	N/A	M.5.c.
	d. Other consumer loans	RCONB850	RCONB851	RCONB852	RCONB853
		N/A	N/A	N/A	N/A	M.5.d.
	e. Commercial and industrial loans	RCONB854	RCONB855	RCONB856	RCONB857
		N/A	N/A	N/A	N/A	M.5.e.
	f. Other	RCONB858	RCONB859	RCONB860	RCONB861
		N/A	N/A	N/A	N/A	M.5.f.

(1)	The $1 billion asset size test is generally based on the total assets reported on the June 30, 2007. Report of Condition.

Schedule RCF 31
Schedule RC-F — Other Assets

	Dollar Amounts in Thousands		Bil	Mil	Thou

1.	Accrued interest receivable (1)	RCONB556			1,044	1.
2.	Net deferred tax assets (2)	RCON2148			4,039	2.
3.	Interest-only strips receivable (not in the form of a security) on: (3)
	a. Mortgage loans	RCONA519			0	3.a.
	b. Other financial assets	RCONA520			0	3.b.
4.	Equity securities that DO NOT have readily determinable fair values (4)	RCON1752			3,000	4.
5.	Life insurance assets	RCONC009			0	5.
6.	All other assets (itemize and describe amounts greater than $25,000 that exceed 25% of this item)	RCON2168			32,417	6.
	a. Prepaid expenses	RCON2166			0	6.a.
	b. Repossessed personal property (including vehicles)	RCON1578			0	6.b.
	c. Derivatives with a positive fair value held for purposes other than trading	RCONC010			0	6.c.
	d. Retained interests in accrued interest receivable related to securitized credit cards	RCONC436			0	6.d.
	e. TEXT3549 Inter-Company Accounts Receivable	RCON3549			26,722	6.e.
	f. TEXT3550	RCON3550			0	6.f.
	g. TEXT3551	RCON3551			0	6.g.
7.	Total (sum of items 1 through 6) (must equal Schedule RC, item 11)	RCON2160			40,500	7.

(1)	Includes accrued interest receivable on loans, leases, debt securities, and other interest-bearing assets.

(2)	See discussion of deferred income taxes in Glossary entry on “income taxes.”

(3)	Report interest-only strips receivable in the form of a security as available-for-sale securities in Schedule RC, item 2.b, or as trading assets in Schedule RC, item 5, as appropriate.

(4)	Includes Federal Reserve stock, Federal Home Loan Bank stock, and bankers’ bank stock.

Schedule RCG 32
Schedule RC-G — Other Liabilities

	Dollar Amounts in Thousands		Bil	Mil	Thou

1.
	a. Interest accrued and unpaid on deposits (1)	RCON3645			0	1.a.
	b. Other expenses accrued and unpaid (includes accrued income taxes payable)	RCON3646			12,917	1.b.
2.	Net deferred tax liabilities (2)	RCON3049			0	2.
3.	Allowance for credit losses on off-balance sheet credit exposures	RCONB557			0	3.
4.	All other liabilities (itemize and describe amounts greater than $25,000 that exceed 25% of this item)	RCON2938			24,091	4.
	a. Accounts payable	RCON3066			0	4.a.
	b. Deferred compensation liabilities	RCONC011			0	4.b.
	c. Dividends declared but not yet payable	RCON2932			0	4.c.
	d. Derivatives with a negative fair value held for purposes other than trading	RCONC012			0	4.d.
	e. TEXT3552 Inter-Company Accounts Payable	RCON3552			19,674	4.e.
	f. TEXT3553	RCON3553			0	4.f.
	g. TEXT3554	RCON3554			0	4.g.
5.	Total (sum of items 1 through 4) (must equal Schedule RC, item 20)	RCON2930			37,008	5.

(1)	For savings banks, include “dividends” accrued and unpaid on deposits.

(2)	See discussion of deferred income taxes in Glossary entry on “income taxes.”

Schedule RCK 33
Schedule RC-K — Quarterly Averages(1)

	Dollar Amounts in Thousands		Bil	Mil	Thou

ASSETS
1.	Interest-bearing balances due from depository institutions	RCON3381			48,117	1.
2.	U.S. Treasury securities and U.S. Government agency obligations (excluding mortgage-backed securities) (2)	RCONB558			91,425	2.
3.	Mortgage-backed securities (2)	RCONB559			0	3.
4.	All other securities (includes securities issued by states and political subdivisions in the U.S.) (2) (3)	RCONB560			549	4.
5.	Federal funds sold and securities purchased under agreements to resell	RCON3365			0	5.
6.	Loans:
	a. Total loans	RCON3360			0	6.a.
	b. Loans secured by real estate:
	(1) Loans secured by 1-4 family residential properties	RCON3465			0	6.b.(1)
	(2) All other loans secured by real estate	RCON3466			0	6.b.(2)
	c. Commercial and industrial loans	RCON3387			0	6.c.
	d. Loans to individuals for household, family, and other personal expenditures:
	(1) Credit cards	RCONB561			0	6.d.(1)
	(2) Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	RCONB562			0	6.d.(2)
7.	To be completed by banks with $100 million or more in total assets:
	Trading assets (4)	RCON3401			0	7.
8.	Lease financing receivables (net of unearned income)	RCON3484			0	8.
9.	Total assets (5)	RCON3368			181,218	9.
LIABILITIES
10.	Interest-bearing transaction accounts (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts) (exclude demand deposits)	RCON3485			0	10.
11.	Nontransaction accounts:
	a. Savings deposits (includes MMDAs)	RCONB563			0	11.a.
	b. Time deposits of $100,000 or more	RCONA514			0	11.b.
	c. Time deposits of less than $100,000	RCONA529			0	11.c.
12.	Federal funds purchased and securities sold under agreements to repurchase	RCON3353			0	12.
13.	To be completed by banks with $100 million or more in total assets:
	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (4)	RCON3355			0	13.
Memorandum

	Dollar Amounts in Thousands		Bil	Mil	Thou

1.	Memorandum item 1 is to be completed by: (4)
• banks with $300 million or more in total assets, and
• banks with less than $300 million in total assets that have loans to finance agricultural production and other loans to farmers (Schedule RC-C, part I, item 3) exceeding five percent of total loans
	Loans to finance agricultural production and other loans to farmers	RCON3386			N/A	M.1.

(1)	For all items, banks have the option of reporting either (1) an average of DAILY figures for the quarter, or (2) an average of WEEKLY figures (i.e., the Wednesday of each week of the quarter).

(2)	Quarterly averages for all debt securities should be based on amortized cost.

(3)	Quarterly averages for all equity securities should be based on historical cost.

(4)	The asset size tests and the five percent of total loans test are generally based on the total assets and total loans reported on the June 30, 2007, Report of Condition.

(5)	The quarterly average for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

Schedule RCL 34
Schedule RC-L — Derivatives and Off-Balance Sheet Items
Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

Dollar Amounts in Thousands						Bil	Mil	Thou
1. Unused commitments:
a. Revolving, open-end lines secured by 1-4 family residential properties, e.g., home equity lines					RCON3814			0	1.a.
b. Credit card lines					RCON3815			0	1.b.
c.
(1) Commitments to fund commercial real estate, construction, and land development loans secured by real estate:
(a) 1-4 family residential construction loan commitments					RCONF164			0	1.c.	(1)(a)
(b) Commercial real estate, other construction loan, and land development loan commitments					RCONF165			0	1.c.	(1)(b)
(2) Commitments to fund commercial real estate, construction, and land development loans NOT secured by real estate					RCON6550			0	1.c.	(2)
d. Securities underwriting					RCON3817			0	1.d.
e. Other unused commitments					RCON3818			0	1.e.
2. Financial standby letters of credit					RCON3819			0	2.
a. Amount of financial standby letters of credit conveyed to others					RCON3820			0	2.a.
3. Performance standby letters of credit					RCON3821			0	3.
a. Amount of performance standby letters of credit conveyed to others					RCON3822			0	3.a.
4. Commercial and similar letters of credit					RCON3411			0	4.
5. Not applicable
6. Securities lent (including customers’ securities lent where the customer is indemnified against loss by the reporting bank)					RCON3433			0	6.

	(Column A)		(Column B)
Dollar Amounts in Thousands	Guarantor		Beneficiary
7. Credit derivatives:
a. Notional amounts:
(1) Credit default swaps	RCONC968	0	RCONC969	0					7.a.	(1)
(2) Total return swaps	RCONC970	0	RCONC971	0					7.a.	(2)
(3) Credit options	RCONC972	0	RCONC973	0					7.a.	(3)
(4) Other credit derivatives	RCONC974	0	RCONC975	0					7.a.	(4)
b. Gross fair values:
(1) Gross positive fair value	RCONC219	0	RCONC221	0					7.b.	(1)
(2) Gross negative fair value	RCONC220	0	RCONC222	0					7.b.	(2)

Dollar Amounts in Thousands						Bil	Mil	Thou
8. Spot foreign exchange contracts					RCON8765			0	8.
9. All other off-balance sheet liabilities (exclude derivatives) (itemize and describe each component of this item over 25% of Schedule RC, item 28, “Total equity capital”)					RCON3430			0	9.
a. Securities borrowed					RCON3432			0	9.a.
b. Commitments to purchase when-issued securities					RCON3434			0	9.b.
c. Standby letters of credit issued by a Federal Home Loan Bank on the bank’s behalf					RCONC978			0	9.c.
d. TEXT3555					RCON3555			0	9.d.
e. TEXT3556					RCON3556			0	9.e.
f. TEXT3557					RCON3557			0	9.f.

Schedule RCL 35
Schedule RC-L — Continued

Dollar Amounts in Thousands		Bil	Mil	Thou
10. All other off-balance sheet assets (exclude derivatives) (itemize and describe each component of this item over 25% of Schedule RC, item 28, “Total equity capital”)	RCON5591			0	10.
a. Commitments to sell when-issued securities	RCON3435			0	10.a.
b. TEXT5592	RCON5592			0	10.b.
c. TEXT5593	RCON5593			0	10.c.
d. TEXT5594	RCON5594			0	10.d.
e. TEXT5595	RCON5595			0	10.e.
11. Year-to-date merchant credit card sales volume:
a. Sales for which the reporting bank is the acquiring bank	RCONC223			0	11.a.
b. Sales for which the reporting bank is the agent bank with risk	RCONC224			0	11.b.

		(Column B)
	(Column A)	Foreign	(Column C)	(Column D)
	Interest Rate	Exchange	Equity Derivative	Commodity and
Dollar Amounts in Thousands	Contracts	Contracts	Contracts	Other Contracts
12. Gross amounts (e.g., notional amounts) (for each column, sum of items 12.a through 12.e must equal sum of items 13 and 14):
a. Futures contracts	RCON8693	RCON8694	RCON8695	RCON8696
	0	0	0	0	12.a.
b. Forward contracts	RCON8697	RCON8698	RCON8699	RCON8700
	0	0	0	0	12.b.
c. Exchange-traded option contracts:
(1) Written options	RCON8701	RCON8702	RCON8703	RCON8704
	0	0	0	0	12.c.	(1)
(2) Purchased options	RCON8705	RCON8706	RCON8707	RCON8708
	0	0	0	0	12.c.	(2)
d. Over-the-counter option contracts:
(1) Written options	RCON8709	RCON8710	RCON8711	RCON8712
	0	0	0	0	12.d.	(1)
(2) Purchased options	RCON8713	RCON8714	RCON8715	RCON8716
	0	0	0	0	12.d.	(2)
e. Swaps	RCON3450	RCON3826	RCON8719	RCON8720
	0	0	0	0	12.e.
13. Total gross notional amount of derivative contracts held for trading	RCONA126	RCONA127	RCON8723	RCON8724
	0	0	0	0	13.
14. Total gross notional amount of derivative contracts held for purposes other than trading	RCON8725	RCON8726	RCON8727	RCON8728
	0	0	0	0	14.
a. Interest rate swaps where the bank has agreed to pay a fixed rate	RCONA589
	0				14.a.
15. Gross fair values of derivative contracts:
a. Contracts held for trading:
(1) Gross positive fair value	RCON8733	RCON8734	RCON8735	RCON8736
	0	0	0	0	15.a.	(1)
(2) Gross negative fair value	RCON8737	RCON8738	RCON8739	RCON8740
	0	0	0	0	15.a.	(2)
b. Contracts held for purposes other than trading:
(1) Gross positive fair value	RCON8741	RCON8742	RCON8743	RCON8744
	0	0	0	0	15.b.	(1)
(2) Gross negative fair value	RCON8745	RCON8746	RCON8747	RCON8748
	0	0	0	0	15.b.	(2)

Schedule RCM 36
Schedule RC-M — Memoranda

Dollar Amounts in Thousands		Bil	Mil	Thou
1. Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:
a. Aggregate amount of all extensions of credit to all executive officers, directors, principal shareholders, and their related interests	RCON6164			0	1.a.
b. Number of executive officers, directors, and principal shareholders to whom the amount of all extensions of credit by the reporting bank (including extensions of credit to related interests) equals or exceeds the lesser of $500,000 or 5 percent of total capital as defined for this purpose in agency regulations	RCON6165			0	1.b.
2. Intangible assets other than goodwill:
a. Mortgage servicing assets	RCON3164			0	2.a.
(1) Estimated fair value of mortgage servicing assets	RCONA590			0	2.a.	(1)
b. Purchased credit card relationships and nonmortgage servicing assets	RCONB026			0	2.b.
c. All other identifiable intangible assets	RCON5507			0	2.c.
d. Total (sum of items 2.a, 2.b, and 2.c) (must equal Schedule RC, item 10.b)	RCON0426			0	2.d.
3. Other real estate owned:
a. Direct and indirect investments in real estate ventures	RCON5372			0	3.a.
b. All other real estate owned:
(1) Construction, land development, and other land	RCON5508			0	3.b.	(1)
(2) Farmland	RCON5509			0	3.b.	(2)
(3) 1-4 family residential properties	RCON5510			0	3.b.	(3)
(4) Multifamily (5 or more) residential properties	RCON5511			0	3.b.	(4)
(5) Nonfarm nonresidential properties	RCON5512			0	3.b.	(5)
(6) Foreclosed properties from “GNMA loans”	RCONC979			0	3.b.	(6)
c. Total (sum of items 3.a and 3.b) (must equal Schedule RC, item 7)	RCON2150			0	3.c.
4. Investments in unconsolidated subsidiaries and associated companies:
a. Direct and indirect investments in real estate ventures	RCON5374			0	4.a.
b. All other investments in unconsolidated subsidiaries and associated companies	RCON5375			0	4.b.
c. Total (sum of items 4.a and 4.b) (must equal Schedule RC, item 8)	RCON2130			0	4.c.
5. Other borrowed money:
a. Federal Home Loan Bank advances:
(1) Advances with a remaining maturity or next repricing date of: (1)
(a) One year or less	RCONF055			0	5.a.	(1)(a)
(b) Over one year through three years	RCONF056			0	5.a.	(1)(b)
(c) Over three years through five years	RCONF057			0	5.a.	(1)(c)
(d) Over five years	RCONF058			0	5.a.	(1)(d)
(2) Advances with a REMAINING MATURITY of one year or less (included in item 5.a.(1)(a) above) (2)	RCON2651			0	5.a.	(2)
(3) Structured advances (included in items 5.a.(1)(a)-(d) above)	RCONF059			0	5.a.	(3)
b. Other borrowings:
(1) Other borrowings with a remaining maturity or next repricing date of: (3)
(a) One year or less	RCONF060			0	5.b.	(1)(a)
(b) Over one year through three years	RCONF061			0	5.b.	(1)(b)
(c) Over three years through five years	RCONF062			0	5.b.	(1)(c)
(d) Over five years	RCONF063			0	5.b.	(1)(d)
(2) Other borrowings with a REMAINING MATURITY of one year or less (included in item 5.b.(1)(a) above) (4)	RCONB571			0	5.b.	(2)
c. Total (sum of items 5.a.(1)(a)-(d) and items 5.b.(1)(a)-(d)) (must equal Schedule RC, item 16)	RCON3190			0	5.c.

(1)	Report fixed rate advances by remaining maturity and floating rate advances by next repricing date.

(2)	Report both fixed and floating rate advances by remaining maturity. Exclude floating rate advances with a next repricing date of one year or less that have a remaining maturity of over one year.

(3)	Report fixed rate other borrowings by remaining maturity and floating rate other borrowings by next repricing date.

(4)	Report both fixed and floating rate other borrowings by remaining maturity. Exclude floating rate other borrowings with a next repricing date of one year or less that have a remaining maturity of over one year.

Schedule RCM 37
Schedule RC-M — Continued

Yes/No

6.	Does the reporting bank sell private label or third party mutual funds and annuities?	RCONB569	NO	6.

	Dollar Amounts in Thousands		Bil	Mil	Thou

7.	Assets under the reporting bank’s management in proprietary mutual funds and annuities	RCONB570			0	7.

8.	Primary Internet Web site address of
	the bank (home page), if any	TEXT4087
	(Example: www.examplebank.com)		8.

Yes/No

9.	Do any of the bank’s Internet Web sites have transactional capability, i.e., allow the bank’s customers to execute transactions on their accounts through the Web site?	RCON4088	NO	9.

	Dollar Amounts in Thousands		Bil	Mil	Thou

10.	Secured liabilities:
	a. Amount of “Federal funds purchased” that are secured (included in Schedule RC, item 14.a)	RCONF064			0	10.a.
	b. Amount of “Other borrowings” that are secured (included in Schedule RC-M, items 5.b.(1)(a)-(d))	RCONF065			0	10.b.

Schedule RCR 44
Schedule RC-R — Regulatory Capital

	Dollar Amounts in Thousands		Bil	Mil	Thou

Tier 1 capital
1.	Total equity capital (from Schedule RC, item 28)	RCON3210			144,787	1.
2.	LESS: Net unrealized gains (losses) on available-for-sale securities (if gain, report as positive value; if loss, report as negative value) (1)	RCON8434			339	2.
3.	LESS: Net unrealized loss on available-for-sale EQUITY securities (report loss as positive value)	RCONA221			0	3.
4.	LESS: Accumulated net gains (losses) on cash flow hedges (if a gain, report as a positive value; if a loss, report as a negative value)	RCON4336			0	4.
5.	LESS: Nonqualifying perpetual preferred stock	RCONB588			0	5.
6.	Qualifying minority interests in consolidated subsidiaries	RCONB589			0	6.
7.
	a. LESS: Disallowed goodwill and other disallowed intangible assets	RCONB590			0	7.a.
	b. LESS: Cumulative change in fair value of all financial liabilities accounted for under a fair value option that is included in retained earnings and is attributable to changes in the bank’s own creditworthiness (if a net gain, report as positive value; if a net loss, report as negative value)	RCONF264			0	7.b.
8.	Subtotal (sum of items 1 and 6, less items 2, 3, 4, 5, 7.a, and 7.b)	RCONC227			144,448	8.
9.
	a. LESS: Disallowed servicing assets and purchased credit card relationships	RCONB591			0	9.a.
	b. LESS: Disallowed deferred tax assets	RCON5610			0	9.b.
10.	Other additions to (deductions from) Tier 1 capital	RCONB592			0	10.
11.	Tier 1 capital (sum of items 8 and 10, less items 9.a and 9.b)	RCON8274			144,448	11.

Tier 2 capital
12.	Qualifying subordinated debt and redeemable preferred stock	RCON5306			0	12.
13.	Cumulative perpetual preferred stock includible in Tier 2 capital	RCONB593			0	13.
14.	Allowance for loan and lease losses includible in Tier 2 capital	RCON5310			0	14.
15.	Unrealized gains on available-for-sale equity securities includible in Tier 2 capital	RCON2221			0	15.
16.	Other Tier 2 capital components	RCONB594			0	16.
17.	Tier 2 capital (sum of items 12 through 16)	RCON5311			0	17.
18.	Allowable Tier 2 capital (lesser of item 11 or 17)	RCON8275			0	18.
19.	Tier 3 capital allocated for market risk	RCON1395			0	19.
20.	Deductions for total risk-based capital	RCONB595			0	20.
21.	Total risk-based capital (sum of items 11, 18, and 19, less item 20)	RCON3792			144,448	21.

Total assets for leverage ratio
22.	Average total assets (from Schedule RC-K, item 9)	RCON3368			181,218	22.
23.	LESS: Disallowed goodwill and other disallowed intangible assets (from item 7.a above)	RCONB590			0	23.
24.	LESS: Disallowed servicing assets and purchased credit card relationships (from item 9.a above)	RCONB591			0	24.
25.	LESS: Disallowed deferred tax assets (from item 9.b above)	RCON5610			0	25.
26.	LESS: Other deductions from assets for leverage capital purposes	RCONB596			0	26.
27.	Average total assets for leverage capital purposes (item 22 less items 23 through 26)	RCONA224			181,218	27.

Adjustments for financial subsidiaries
28.
	a. Adjustment to Tier 1 capital reported in item 11	RCONC228			0	28.a.
	b. Adjustment to total risk-based capital reported in item 21	RCONB503			0	28.b.
29.	Adjustment to risk-weighted assets reported in item 62	RCONB504			0	29.
30.	Adjustment to average total assets reported in item 27	RCONB505			0	30.

(1)	Report amount included in Schedule RC, item 26.b, “Accumulated other comprehensive income.”

Schedule RCR 45
Schedule RC-R — Continued
Capital ratios

(Column B is to be completed by all banks. Column A is to be completed by banks with financial subsidiaries.)

	(Column A)
	Percentage (Banks with		(Column B)
	Financial Subsidiaries)		Percentage (All Banks)

31. Tier 1 leverage ratio (2)	RCON7273	0	RCON7204	79.71	31.
32. Tier 1 risk-based capital ratio (3)	RCON7274	0	RCON7206	311.96	32.
33. Total risk-based capital ratio (4)	RCON7275	0	RCON7205	311.96	33.

(2)	The ratio for column B is item 11 divided by item 27. The ratio for column A is item 11 minus item 28.a divided by (item 27 minus item 30).

(3)	The ratio for column B is item 11 divided by item 62. The ratio for column A is item 11 minus item 28.a divided by (item 62 minus item 29). (4) The ratio for column B is item 21 divided by item 62. The ratio for column A is item 21 minus item 28.b divided by (item 62 minus item 29).

(4)	The ratio for column B is item 21 divided by item 62. The ratio for column A is item 21 minus item 28.b divided by (item 62 minus item 29).

Schedule RCR 46
Schedule RC-R — Continued
Banks are not required to risk-weight each on-balance sheet asset and the credit equivalent amount of each off-balance sheet item that qualifies for a risk weight of less than 100 percent (50 percent for derivatives) at its lower risk weight. When completing items 34 through 54 of Schedule RC-R, each bank should decide for itself how detailed a risk-weight analysis it wishes to perform. In other words, a bank can choose from among its assets and off-balance sheet items that have a risk weight of less than 100 percent which ones to risk-weight at an appropriate lower risk weight, or it can simply risk-weight some or all of these items at a 100 percent risk weight (50 percent for derivatives).
Balance Sheet Asset Categories

			(Column B)	(Column C)	(Column D)	(Column E)	(Column F)
		(Column A)	Items Not	Allocation by	Allocation by	Allocation by	Allocation by
		Totals (from	Subject to Risk-	Risk Weight	Risk Weight	Risk Weight	Risk Weight
	Dollar Amounts in Thousands	Schedule RC)	Weighting	Category 0%	Category 20%	Category 50%	Category 100%

34.	Cash and balances due from depository institutions (Column A equals the sum of Schedule RC items 1.a and 1.b)	RCON0010	RCONC869	RCONB600	RCONB601		RCONB602
		46,109	0	1	46,108		0	34.
35.	Held-to-maturity securities	RCON1754	RCONB603	RCONB604	RCONB605	RCONB606	RCONB607
		0	0	0	0	0	0	35.
36.	Available-for-sale securities	RCON1773	RCONB608	RCONB609	RCONB610	RCONB611	RCONB612
		92,425	585	598	91,242	0	0	36.
37.	Federal funds sold and securities purchased under agreements to resell	RCONC225		RCONC063	RCONC064		RCONB520
		0		0	0		0	37.
38.	Loans and leases held for sale	RCON5369	RCONB617	RCONB618	RCONB619	RCONB620	RCONB621
		0	0	0	0	0	0	38.
39.	Loans and leases, net of unearned income	RCONB528	RCONB622	RCONB623	RCONB624	RCONB625	RCONB626
		0	0	0	0	0	0	39.
40.	LESS: Allowance for loan and lease losses	RCON3123	RCON3123
		0	0					40.
41.	Trading assets	RCON3545	RCONB627	RCONB628	RCONB629	RCONB630	RCONB631
		0	0	0	0	0	0	41.
42.	All other assets (1)	RCONB639	RCONB640	RCONB641	RCONB642	RCONB643	RCON5339
		43,261	0	3,045	26,728	0	13,488	42.
43.	Total assets (sum of items 34 through 42)	RCON2170	RCONB644	RCON5320	RCON5327	RCON5334	RCON5340
		181,795	585	3,644	164,078	0	13,488	43.

(1)	Includes premises and fixed assets, other real estate owned, investments in unconsolidated subsidiaries and associated companies, intangible assets, and other assets.

Schedule RCR 47
Schedule RC-R — Continued
Derivatives and Off-Balance Sheet Items

						(Column C)	(Column D)	(Column E)	(Column F)
		(Column A)	Credit		(Column B)	Allocation by	Allocation by	Allocation by	Allocation by
		Face Value or	Conversion		Credit Equivalent	Risk Weight	Risk Weight	Risk Weight	Risk Weight
	Dollar Amounts in Thousands	Notional Amount	Factor		Amount (1)	Category 0%	Category 20%	Category 50%	Category 100%

44.	Financial standby letters of credit	RCONB546	1.00 or 12.5(2)		RCONB547	RCONB548	RCONB581	RCONB582	RCONB583
		0	1.00		0	0	0	0	0	44.
45.	Performance standby letters of credit	RCON3821			RCONB650	RCONB651	RCONB652	RCONB653	RCONB654
		0	.50		0	0	0	0	0	45.
46.	Commercial and similar letters of credit	RCON3411			RCONB655	RCONB656	RCONB657	RCONB658	RCONB659
		0	.20		0	0	0	0	0	46.
47.	Risk participations in bankers acceptances acquired by the reporting institution	RCON3429			RCONB660	RCONB661	RCONB662		RCONB663
		0	1.00		0	0	0		0	47.
48.	Securities lent	RCON3433			RCONB664	RCONB665	RCONB666	RCONB667	RCONB668
		0	1.00		0	0	0	0	0	48.
49.	Retained recourse on small business obligations sold with recourse	RCONA250			RCONB669	RCONB670	RCONB671	RCONB672	RCONB673
		0	1.00		0	0	0	0	0	49.
50.	Recourse and direct credit substitutes (other than financial standby letters of credit) subject to the low-level exposure rule and residual interests subject to a dollar-for-dollar capital requirement	RCONB541	12.5	(3)	RCONB542				RCONB543
		0	12.50		0				0	50.
51.	All other financial assets sold with recourse	RCONB675			RCONB676	RCONB677	RCONB678	RCONB679	RCONB680
		0	1.00		0	0	0	0	0	51.
52.	All other off-balance sheet liabilities	RCONB681			RCONB682	RCONB683	RCONB684	RCONB685	RCONB686
		0	1.00		0	0	0	0	0	52.
53.	Unused commitments with an original maturity exceeding one year	RCON3833			RCONB687	RCONB688	RCONB689	RCONB690	RCONB691
		0	.50		0	0	0	0	0	53.
54.	Derivative contracts				RCONA167	RCONB693	RCONB694	RCONB695
					0	0	0	0		54.

(1)	Column A multiplied by credit conversion factor.

(2)	For financial standby letters of credit to which the low-level exposure rule applies, use a credit conversion factor of 12.5 or an institution-specific factor. For other financial standby letters of credit, use a credit conversion factor of 1.00. See instructions for further information.

(3)	Or institution-specific factor.

Schedule RCR 48
Schedule RC-R — Continued

		(Column C)	(Column D)	(Column E)	(Column F)
		Allocation by	Allocation by	Allocation by	Allocation by
		Risk Weight	Risk Weight	Risk Weight	Risk Weight
	Dollar Amounts in Thousands	Category 0%	Category 20%	Category 50%	Category 100%

55.	Total assets, derivatives, and off-balance sheet items by risk weight category (for each column, sum of items 43 through 54)	RCONB696	RCONB697	RCONB698	RCONB699
		3,644	164,078	0	13,488	55.
56.	Risk weight factor	x 0%	x 20%	x 50%	x 100%	56.
57.	Risk-weighted assets by risk weight category	RCONB700	RCONB701	RCONB702	RCONB703
	(for each column, item 55 multiplied by item 56)	0	32,816	0	13,488	57.
58.	Market risk equivalent assets				RCON1651
					0	58.
59.	Risk-weighted assets before deductions for excess allowance for loan and lease losses and allocated transfer risk reserve (sum of item 57, columns C through F, and item 58)				RCONB704
					46,304	59.
60.	LESS: Excess allowance for loan and lease losses				RCONA222
					0	60.
61.	LESS: Allocated transfer risk reserve				RCON3128
					0	61.
62.	Total risk-weighted assets (item 59 minus items 60 and 61)				RCONA223
					46,304	62.
Memoranda

	Dollar Amounts in Thousands		Bil	Mil	Thou

1.	Current credit exposure across all derivative contracts covered by the risk-based capital standards	RCON8764			0	M.1.

		(Column A)		(Column B)		(Column C)
		With a remaining maturity of		With a remaining maturity of		With a remaining maturity of
	Dollar Amounts in Thousands	one year of less		over one year through five years		over five years

2.	Notional principal amounts of derivative contracts: (1)
	a. Interest rate contracts	RCON3809	0	RCON8766	0	RCON8767	0	M.2.a.
	b. Foreign exchange contracts	RCON3812	0	RCON8769	0	RCON8770	0	M.2.b.
	c. Gold contracts	RCON8771	0	RCON8772	0	RCON8773	0	M.2.c.
	d. Other precious metals contracts	RCON8774	0	RCON8775	0	RCON8776	0	M.2.d.
	e. Other commodity contracts	RCON8777	0	RCON8778	0	RCON8779	0	M.2.e.
	f. Equity derivative contracts	RCONA000	0	RCONA001	0	RCONA002	0	M.2.f.
	g. Credit derivative contracts:
	(1) Investment grade	RCONC980	0	RCONC981	0	RCONC982	0	M.2.g.(1)
	(2) Subinvestment grade	RCONC983	0	RCONC984	0	RCONC985	0	M.2.g.(2)

(1)	Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

Schedule RCT 52
Schedule RC-T — Fiduciary and Related Services
Items 12 through 18, items 20 through 23, and Memorandum item 4 will not be made available to the public on an individual institution basis.

			Yes/No

1.	Does the institution have fiduciary powers? (If “NO,” do not complete Schedule RC-T.)	RCONA345	YES	1.
2.	Does the institution exercise the fiduciary powers it has been granted?	RCONA346	YES	2.
3.	Does the institution have any fiduciary or related activity (in the form of assets or accounts) to report in this schedule? (If “NO,” do not complete the rest of Schedule RC-T.)	RCONB867	YES	3.
If the answer to item 3 is “YES,” complete the applicable items of Schedule RC-T, as follows:
Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $250 million (as of the preceding December 31) or with gross fiduciary and related services income greater than 10% of revenue (net interest income plus noninterest income) for the preceding calendar year must complete:
•	Items 4 through 19 quarterly,

•	Items 20 through 23 annually with the December report, and

•	Memorandum items 1 through 4 annually with the December report.
Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $100 million but less than or equal to $250 million (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:
•	Items 4 through 23 annually with the December report, and

•	Memorandum items 1 through 4 annually with the December report.
Institutions with total fiduciary assets (item 9, sum of columns A and B) of $100 million or less (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:
•	Items 4 through 10 annually with the December report, and

•	Memorandum items 1 through 3 annually with the December report.
FIDUCIARY AND RELATED ASSETS

		(Column A)	(Column B)	(Column C)	(Column D)
		Managed	Non- Managed	Number of	Number of Non-
	Dollar Amounts in Thousands	Assets	Assets	Managed Accounts	Managed Accounts

4.	Personal trust and agency accounts	RCONB868	RCONB869	RCONB870	RCONB871
		194,059	0	36	0	4.
5.	Retirement related trust and agency accounts:
	a. Employee benefit — defined contribution	RCONB872	RCONB873	RCONB874	RCONB875
		0	0	0	0	5.a.
	b. Employee benefit — defined benefit	RCONB876	RCONB877	RCONB878	RCONB879
		0	0	0	0	5.b.
	c. Other retirement accounts	RCONB880	RCONB881	RCONB882	RCONB883
		24,879	602	31	2	5.c.
6.	Corporate trust and agency accounts	RCONB884	RCONB885	RCONC001	RCONC002
		0	20,308,419	0	6402	6.
7.	Investment management agency accounts	RCONB886		RCONB888
		1,980,659		616		7.
8.	Other fiduciary accounts	RCONB890	RCONB891	RCONB892	RCONB893
		0	0	0	0	8.
9.	Total fiduciary accounts (sum of items 4 through 8)	RCONB894	RCONB895	RCONB896	RCONB897
		2,199,597	20,309,021	683	6404	9.
10.	Custody and safekeeping accounts		RCONB898		RCONB899
			0		0	10.